UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2013 (January 25, 2013)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 29, 2013, American Realty Capital Properties, Inc. (the “Company”) issued a press release announcing the closing of its previously announced underwritten public follow-on offering, including the sale of shares of common stock pursuant to the over-allotment option granted to the underwriters, for a total of 2,070,000 shares of the Company’s common stock. The Company’s press release, dated January 25, 2013, announcing the underwriters’ exercise of the over-allotment option in full is attached as Exhibit 99.1 hereto and the Company’s press release, dated January 29, 2013, announcing the closing of the offering is attached as Exhibit 99.2 hereto, each of which is incorporated herein by reference.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS), served as sole bookrunning manager for the offering. Aegis Capital Corp., Maxim Group LLC and National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (OTCBB: NHLD), served as co-managers of the offering.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release of American Realty Capital Properties, Inc., dated January 25, 2013, announcing the exercise of the over-allotment option in the offering.
99.2	Press release of American Realty Capital Properties, Inc., dated January 29, 2013, announcing the closing of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

January 29, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors